UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the Portfolio Loan Facility (defined below) is incorporated by reference herein.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Portfolio Loan Facility
On March 29, 2018, KBS Real Estate Investment Trust II, Inc. (the “Company”), through indirect wholly owned subsidiaries (each a “Borrower”), entered into a two-year loan facility with Bank of America, N.A., as administrative agent, sole arranger and bookrunner (the “Lender”), for an amount of up to $500.0 million (the “Portfolio Loan Facility”), of which $375.0 million is term debt and $125.0 million is revolving debt. At closing, the term debt of $375.0 million was funded, of which $364.0 million was used to pay off and address the upcoming 2018 loan maturities for the existing Amended and Restated Portfolio Revolving Loan Facility, Union Bank Plaza Mortgage Loan, Portfolio Mortgage Loan #1, Portfolio Mortgage Loan #3 and 300-600 Campus Drive Revolving Loan. The remaining amount was used to pay origination fees and accrued interest, with any excess proceeds held by the Company for liquidity management. The Portfolio Loan Facility may be used for the repayment of debt, for tenant improvements, leasing commissions and capital improvements, for working capital or liquidity management of the Company and for other purposes described in the loan agreement.
The Portfolio Loan Facility matures on March 29, 2020, with two 12-month extension options, subject to certain terms and conditions contained in the loan documents.  The Portfolio Loan Facility bears interest at a floating rate of 145 basis points over one-month LIBOR during the initial term of the loan and monthly payments are interest only with the entire balance and all outstanding interest and fees due at maturity, assuming no prior prepayment. The Company will have the right to prepay all or a portion of the Portfolio Loan Facility, subject to certain expenses potentially incurred by the Lender as a result of the prepayment and subject to certain conditions contained in the loan documents. In addition, the Portfolio Loan Facility contains customary representations and warranties, financial and other affirmative and negative covenants (including maintenance of an ongoing debt service coverage ratio), events of default and remedies typical for this type of facility.
The Portfolio Loan Facility is secured by the 100 & 200 Campus Drive Buildings, the 300-600 Campus Drive Buildings, Willow Oaks Corporate Center, Pierre Laclede Center, Union Bank Plaza, Emerald View at Vista Center, Granite Tower and Fountainhead Plaza.
Under the guaranty agreement related to the Portfolio Loan Facility (the “Guaranty”), KBS REIT Properties II, LLC (“REIT Properties II”), an indirect wholly owned subsidiary of the Company, (i) provides a guaranty of, among other sums described in the Guaranty, all principal and interest outstanding under the Portfolio Loan Facility in the event of certain bankruptcy or insolvency proceedings involving REIT Properties II, any Borrower or any of their affiliates and (ii) guarantees payment of, and agrees to protect, defend, indemnify and hold harmless the Lender for, from and against, any deficiency, loss or damage suffered by the Lender because of (a) certain intentional acts committed by any Borrower or (b) certain bankruptcy or insolvency proceedings involving REIT Properties II, any Borrower or any of their affiliates, as such acts are described in the Guaranty.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: April 2, 2018	BY:	/s/ JEFFREY K. WALDVOGEL
Jeffrey K. Waldvogel
Chief Financial Officer